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                                                                      EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                     Three Months Ended
                                                     -------------------
                                               June 30,                June 30,
                                                2001                     2000
Net loss .......................            $   (180,532)            $   (162,963)

Actual outstanding common shares
at beginning of  period ........              50,004,474               50,000,000

Weighted basic shares ..........              50,004,474               50,000,000

Weighted diluted shares ........              50,004,474               50,000,000

Basic loss per share ...........            $       0.00             $       0.00

Diluted loss per share .........            $       0.00             $       0.00



                                                      Six Months Ended
                                                      -----------------
                                              June 30,                 June 30,
                                                2001                     2000
Net loss .......................            $    (43,804)            $ (3,251,812)

Actual outstanding common shares
at beginning of  period ........              50,004,474               50,000,000

Weighted basic shares ..........              50,004,474               50,000,000

Weighted diluted shares ........              50,004,474               50,000,000

Basic loss per share ...........            $       0.00             $      (0.07)

Diluted loss per share .........            $       0.00             $      (0.07)